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Exhibit 99.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 10-K of Oakley, Inc. (the "Company") for the annual period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Jim Jannard, as Chief Executive Officer of the Company, and Tom George, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

          (1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        A signed original of this written statement required by Section 906 has been provided to Oakley, Inc. and will be retained by Oakley, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ JIM JANNARD
Name:	Jim Jannard
Title:	Chief Executive Officer
Date:	March 26, 2003
/s/ THOMAS GEORGE
Name:	Thomas George
Title:	Chief Financial Officer
Date:	March 26, 2002

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Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002